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                                                                    EXHIBIT 23.2

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference into the Registration Statement on Form S-8 pertaining to the Onyx Software Corporation 1998 Stock Incentive Compensation Plan and the Onyx Software Corporation 1998 Employee Stock Purchase Plan of our report dated January 29, 2002 with respect to the consolidated financial statements and schedule of Onyx Software Corporation for the year ended December 31, 2001 included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                   /s/ ERNST & YOUNG LLP

Seattle, Washington
May 21, 2004